Execution Version

PREFERRED SECURITIES PURCHASE AGREEMENT

by and among

GREAT WOLF RESORTS, INC.,

GW CAPITAL TRUST III

and

KODIAK WAREHOUSE JPM LLC

Dated as of June 15, 2007

TABLE OF CONTENTS

Page

1.	Definitions

2.	Purchase and Sale of the Preferred Securities.

3.	Conditions

4.	Representations and Warranties of the Company and the Trust

5.	Representations and Warranties of the Purchaser

6.	Covenants and Agreements of the Company and the Trust

7.	Payment of Expenses

8.	Indemnification

9.	Termination; Representations and Indemnities to Survive

10.	Amendments

11.	Notices

12.	Parties in Interest; Successors and Assigns

13.	Applicable Law

14.	Submission to Jurisdiction

15.	Counterparts and Facsimile

SCHEDULES AND EXHIBITS

Schedule 4(o) Schedule 4(s) Schedule 4(x) Schedule 4(hh)	- - - -	List of Significant Subsidiaries; Certain Prohibitions Against the Payment of
Distributions, the Repayment of Debt or the Transfer of Assets
Legal Proceedings
Certain Documents Subject to Future Filing as Exhibits to 1934 Act Reports
Environmental Matters
Exhibit A	-	Form of Company Counsel’s Opinion Pursuant to Section 3(b)(i)

Exhibit B	-	Form of General Counsel Opinion or Officers’ Certificate Pursuant to Section 3(b)(ii)

Exhibit C	-	Form of Tax Counsel Opinion Pursuant to Section 3(c)

Exhibit D	-	Form of Delaware Counsel Trust Opinion Pursuant to Section 3(d)

SCHEDULES AND EXHIBITS — CONT’D.

Exhibit E	-	Form of Property/Indenture Trustee Counsel Opinion Pursuant to Section 3(e)

Exhibit F	-	Form of Delaware Trustee Counsel Opinion Pursuant to Section 3(f)

Exhibit G	-	Form of Officer’s Financial Certificate Pursuant to Section 6(h)

PREFERRED SECURITIES PURCHASE AGREEMENT

This PREFERRED SECURITIES PURCHASE AGREEMENT, dated as of June 15, 2007 (this “Purchase Agreement”), is entered into by and among Great Wolf Resorts, Inc., a Delaware corporation (the "Company”), and GW Capital Trust III, a Delaware statutory trust (the “Trust”, and together with the Company, the “Sellers”), and Kodiak Warehouse JPM LLC, a Delaware limited liability company, or its assignee (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Sellers propose that the Trust issue and sell 28,125 Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per Preferred Security, bearing distributions at a fixed rate of 7.90% per annum of the liquidation amount through the distribution payment date in July 2012 and thereafter at a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.00% per annum of the liquidation amount (the “Preferred Securities”);

WHEREAS, the entire proceeds from the sale by the Trust of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase Twenty-Eight Million Nine Hundred Ninety-Five Thousand Dollars ($28,995,000) in principal amount of the junior subordinated notes of the Company (the “Junior Subordinated Notes”);

WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement, dated as of the Closing Date (the “Trust Agreement”), among the Company, as depositor, Wells Fargo Bank, N.A., a national banking association, as property trustee (in such capacity, the “Property Trustee”), Wells Fargo Delaware Trust Company, a Delaware corporation, as Delaware trustee (in such capacity, the "Delaware Trustee”), and the Administrative Trustees named therein (in such capacities, the "Administrative Trustees”); and

WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “Indenture”), between the Company and Wells Fargo Bank, N.A., a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the “Securities.” This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2. Purchase and Sale of the Preferred Securities.

(a) The Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, Twenty-Eight Million One Hundred Twenty-Five Thousand Dollars ($28,125,000) in aggregate stated liquidation amount of the Preferred Securities for an amount (the “Purchase Price”) equal to Twenty-Eight Million One Hundred Twenty-Five Thousand Dollars ($28,125,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Trust shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York City time), on June 15, 2007 or such later date (not later than July 13, 2007) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Trust made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two Business Days prior to the Closing Date.

(c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two Business Days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York City time), on the Business Day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, or such other place as the parties hereto shall agree.

3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b) (i) Bryan Cave LLP, counsel for the Company and the Trust (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser, its successors and assigns and Wells Fargo Bank, N.A., in substantially the form set out in Exhibit A hereto and (ii) the Company shall have furnished to the Purchaser the opinion of the Company’s General Counsel or a certificate signed by the Company’s Chief Executive Officer, President or an Executive Vice President and the Company’s Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Exhibit B hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. Such Company Counsel opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c) The Purchaser shall have been furnished the opinion of Winston & Strawn LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and the Indenture Trustee, addressing the matters set out in Exhibit C hereto (subject to customary assumptions and qualifications).

(d) The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special Delaware counsel for the Trust, dated the Closing Date, addressed to the Purchaser, its successors and assigns and the Indenture Trustee, the Delaware Trustee and the Company, in substantially the form set out in Exhibit D hereto.

(e) The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns, in substantially the form set out in Exhibit E hereto.

(f) The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, its successors and assigns and the Indenture Trustee, in substantially the form set out in Exhibit F hereto.

(g) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer or Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to clauses (i) and (ii) below and, in the case of the Trust, as to clause (i) below:

(i) the representations and warranties in this Purchase Agreement are true and correct in all material respects (but for purposes hereof without regard to any materiality qualifiers contained therein) on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the Interim Financial Statements (as defined in Section 4(u)), there has been no material adverse change in the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(h) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, in or affecting the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

(i) The purchase of and payment for the Preferred Securities as described in this Purchase Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser to any penalty or, in the reasonable judgment of the Purchaser, other onerous conditions under or pursuant to any applicable law or governmental regulation and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.

(j) The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Purchase Agreement.

(k) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required by this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as of the date hereof and as of the Closing Date as follows:

(a) Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act”).

(b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has (i) offered for sale or solicited offers to purchase the Securities or (ii) engaged in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the other Operative Documents and the application of the net proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(f) Neither the Company nor the Trust has paid or agreed to pay to any person or entity, directly or indirectly, any fees or other compensation for soliciting another to purchase any of the Securities, except for the fee the Company has agreed to pay to Kodiak Capital Management Company LLC (or to the Company’s introducing agent on behalf of Kodiak Capital Management Company LLC) pursuant to the letter agreement between the Company and TBC Securities, LLC, dated May 14, 2007.

(g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”), with all requisite power and authority to own property and to conduct the activities it engages in and proposes to engage in and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to conduct activities as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Trust, whether or not occurring in the ordinary course. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is, and under current law will continue to be, classified for federal income tax purposes as a grantor trust and not as a business entity or as an association or publicly traded partnership taxable as a corporation.

(h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery thereof by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity (the “Enforceability Exceptions”). The Company further acknowledges and agrees that the Trust does not constitute an “insider” of the Company for any purposes whatsoever, including, without limitation, as that term is used in 11 U.S.C. Section 101(31) or elsewhere in the United States Bankruptcy Code. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered to the Purchaser against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, dated as of the date hereof, by and between the Company and the Trust, in the case of the Common Securities, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”).

(k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, dated as of the date hereof, by and between the Company and the Trust (the "Junior Subordinated Note Purchase Agreement”), will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to the Enforceability Exceptions and the effect of any applicable public policy against the enforcement of the indemnification provisions of this Purchase Agreement set forth in Section 8.

(m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Common Securities by the Company and the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated hereby or thereby, or the use of the proceeds therefrom, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign (collectively, the "Governmental Entities”), or any arbitrator, in each case having jurisdiction over the Trust or the Company or any of the Company’s subsidiaries or their respective properties or assets, (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company’s subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of the Company’s subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of the Trust, the Company or any of the Company’s subsidiaries is subject, except, in the case of this clause (ii), for such conflicts, violations, breaches, defaults, Repayment Events or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

(n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 4(o) hereto (collectively, the "Significant Subsidiaries”). Each Significant Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or statutory trust in good standing under the laws of the jurisdiction in which it is chartered, organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation, limited liability company, limited partnership or statutory trust in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4(o) hereto, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other Equity Interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(p) Each of the Trust, the Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q) All of the issued and outstanding Equity Interests of the Company and each of its subsidiaries are validly issued, fully paid and nonassessable; all of the issued and outstanding Equity Interests of each subsidiary of the Company are owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Company or any subsidiary of the Company was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership, agreement of limited partnership or similar organizational document of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership, agreement of limited partnership or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s) Except as set forth on Schedule 4(s) hereto, there is no action, suit or proceeding before or by any Governmental Entity or arbitrator, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of their subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t) The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the three (3) fiscal years ended December 31, 2006 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the three and nine months ended March 31, 2007 (the “Interim Financial Statements”) provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(v) None of the Trust, the Company nor any of their subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of affairs of the Trust, the Company and its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(w) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s Equity Interests.

(x) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or other documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party, and which the Company is required to file, other than such as are permitted to be filed with the Company’s next periodic report under the 1934 Act Regulations, and set forth on Schedule 4(x) attached hereto. The Company is in compliance with all currently applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder that were added by or resulted from the Sarbanes-Oxley Act of 2002.

(y) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(aa) Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(bb) The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(cc) The Trust is not subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes is deductible by the Company for United States federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any of its subsidiaries, which, if the subject of an action unfavorable to the Company or any such subsidiary, could result in a Material Adverse Effect.

(dd) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ff) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(gg) The information provided by the Company and the Trust pursuant to this Purchase Agreement, the other Operative Documents and the transactions contemplated hereby and thereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh) Except as set forth on Schedule 4(hh) hereto, (i) the Company and its subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other owners of any of the real properties currently or previously owned, leased or operated by the Company or any of its subsidiaries (collectively, the “Properties”) at any time or any other party, has at any time “released” (as such term is defined in CERCLA (as defined below)) or otherwise disposed of a material quantity of Hazardous Materials (as defined below) on, to, in, under or from the Properties, (iii) neither the Company nor any of its subsidiaries has used or intends to use the Properties or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a material claim under or pursuant to any Environmental Law with respect to the Properties or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in material compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in material compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to material liabilities or violations at the Properties or any facilities or improvements or any operations or activities thereon.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, as amended, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§ 136-136y, the Clean Air Act, as amended, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), as amended, 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, as amended, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, as amended, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an "Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as of the Closing Date as follows:

(a) The Purchaser is aware that the Preferred Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b) The Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither the Purchaser, nor any of the Purchaser’s Affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D promulgated under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Preferred Securities and that it is unlikely that a public market will ever exist for the Preferred Securities, (ii) the Purchaser is purchasing the Preferred Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Preferred Securities contained in the Trust Agreement and the Preferred Securities, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Preferred Securities.

(e) The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware with all requisite limited liability company power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein.

(f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

6. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally covenant and agree with the Purchaser as follows:

(a) During the period from the date of this Purchase Agreement to the Closing Date, the Company and the Trust shall use their reasonable efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b) The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser and its Affiliates) to, directly or indirectly, resell any Preferred Securities that have been acquired by any of them.

(d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf (other than the Purchaser and its Affiliates) to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, (i) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Preferred Securities in any manner that would require the registration of the Securities under the Securities Act or (ii) make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf (other than the Purchaser and its Affiliates) to, engage in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

(g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) neither the Company nor the Trust shall engage, or permit any of their respective subsidiaries to engage, in any activity that would cause it or any such subsidiary to be an “investment company” under the provisions of the Investment Company Act.

(h) Each of the Company and the Trust shall furnish to (i) the holder, and subsequent holders, of the Preferred Securities, (ii) Kodiak Capital Management Company LLC, 2107 Wilson Boulevard, Suite 400, Arlington, Virginia 22201, Attention: Robert M. Hurley, or such other address as designated by Kodiak Capital Management Company LLC) and (iii) any beneficial owner of the Preferred Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Kodiak Capital Management Company LLC), a duly completed and executed officer’s financial certificate in the form attached hereto as Exhibit G, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company, or, if applicable, such shorter respective periods as may then be required by the Commission for the filing by the Company of Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

(i) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. Any information provided by the Company pursuant to this Section 6(i) will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j) Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities, unless the Company shall deliver to Purchaser an opinion of counsel stating that such offer, sale, contract to sell, option to purchase or disposition will not be integrated with the offering and sale of the Preferred Securities under this Purchase Agreement in a manner that would require or would have required the registration of the offering and sale of the Preferred Securities under this Purchase Agreement under the Securities Act.

(k) Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.

(l) The Trust shall use the proceeds from the sale of the Preferred Securities and the Common Securities to purchase the Junior Subordinated Notes from the Company.

(m) The Purchaser shall have the right under this Purchase Agreement, the Indenture and the Trust Agreement to request the substitution of new notes for all or a portion of the Junior Subordinated Notes held by the Trust. The Trust shall be required under the terms of this Purchase Agreement, the Indenture the Trust Agreement to accept such newly issued notes (the "Replacement Notes”) from the Company and surrender a like amount of Junior Subordinated Notes to the Company. The Replacement Notes shall bear terms identical to the Junior Subordinated Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Purchaser. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Junior Subordinated Notes. Each of the Company and the Trust acknowledges and agrees that, to the extent of the principal amount of the Replacement Notes issued to the Trust under the Indenture, the Purchaser (and each successor to the Purchaser’s interest in the Preferred Securities) will require the Trust to issue a new series of Preferred Securities having a principal amount related to the principal amount of the Replacement Notes (the "Replacement Securities”) to designated holders of Preferred Securities, provided that any such Replacement Securities, and any distributions from the Trust to the holders of Replacement Securities, must relate solely to the Trust’s interest in the Replacement Notes and in no event will the Preferred Securities other than the Replacement Securities share in the returns from any Replacement Notes. The Replacement Securities shall have payment dates (and corresponding redemption date and maturity date) that relate to the Replacement Notes. Each of the Company and the Trust agrees to cooperate with all reasonable requests of the Purchaser in connection with any of the foregoing; provided, that no action requested of the Company or the Trust in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.

7. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Common Securities and the Preferred Securities and any taxes payable in connection therewith, (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b), (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust, (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $6,500 for the fees and expenses of Potter Anderson & Corroon LLP, special counsel retained by the Indenture Trustee and the Property Trustee and special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually, (v) $35,000 for the fees and expenses of Winston & Strawn LLP, special counsel retained by the Purchaser, (vi) a PORTAL eligibility fee of $2,000, (vii) a CUSIP fee of $120 and (viii) a due diligence fee in an amount equal to $12,500 payable to the Purchaser.

If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of the Purchaser’s counsel specified in clause (v) and the due diligence fee specified in clause (vi), in each case, of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities.

8. Indemnification. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser, the Purchaser’s Affiliates and Kodiak Capital Management Company LLC (collectively, the “Indemnified Parties”), each person, if any, who “controls” any of the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents, against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or connected with (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the breach or alleged breach of any representation, warranty or agreement of either Seller contained herein or (iv) the execution and delivery by the Company and/or the Trust of this Purchase Agreement or any of the other Operative Documents and/or the consummation of the transactions contemplated hereby and thereby, and agree to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreements contained in this Section 8 are in addition to any liability which the Company or the Trust may otherwise have.

(b) The Company agrees to indemnify the Trust against all loss, claim, damage, liability and expense whatsoever due from the Trust under paragraph (a) above.

(c) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party believes that his, her or its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least Twenty-Eight Million One Hundred Twenty-Five Thousand Dollars ($28,125,000) in aggregate stated liquidation amount of the Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’ securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or Delaware authorities or (vi) there shall have occurred any declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or purchase of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices. All communications hereunder shall be in writing and effective only on receipt, and shall be mailed, delivered by hand or courier or sent by facsimile and confirmed:

If to the Purchaser, to:

c/o Kodiak Capital Management Company, LLC

2107 Wilson Boulevard

Suite 400

Arlington, Virginia 22201

Attention: Robert M. Hurley

Facsimile: (703) 875-0566

with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attention: Wayne D. Boberg

Facsimile: (312) 558-5700

if to the Company or the Trust, to:

Great Wolf Resorts, Inc.

122 West Washington Avenue, 6th Floor

Madison, WI 53703

Facsimile: (608) 661-4701

Attention: General Counsel

with a copy to:

Great Wolf Resorts, Inc.

2941 Fairview Park Drive, Suite 550

Falls Church, Virginia 22042

Facsimile: (703) 573-7910

Attention: Treasurer

with a copy to:

Bryan Cave LLP

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Facsimile: (314) 552-8706

Attention: Harold R. Burroughs

All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed, (iii) the next Business Day after being telecopied or (iv) the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Purchaser, the Company and the Trust, and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

12. Parties in Interest; Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company’s or the Trust’s consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

13. Applicable Law. This Purchase Agreement will be governed by and construed and enforced in accordance with the law of the State of New York without reference to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law).

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Preferred Securities Purchase Agreement as of the date first written above.

GREAT WOLF RESORTS, INC.

By:
Name:
Title:

GW CAPITAL	TRUST III

By:Great Wolf Resorts	, Inc., as Depositor
By:
Name:
Title:

KODIAK WAREHOUSE JPM LLC
By:	Kodiak Funding, LP Its: Sole Member By:	Kodiak Funding Company, Inc.

Its: General Partner

By:
Name:
Title:

Schedule 4(o)

List of Significant Subsidiaries

GWR Operating Partnership, LLLP
GWR OP General Partner, LLC
Great Wolf Capital Trust I
Great Wolf Lodge of Chehalis, LLC
Great Bear Lodge of Wisconsin Dells, LLC
Blue Harbor Resort Sheboygan, LLC
Great Wolf Lodge of PKI, LLC
Mason Family Resorts, LLC
Great Wolf Lodge of Grapevine, LLC
Great Wolf Lodge of Kansas City, LLC
Great Wolf Kansas SPE, LLC
Great Wolf Lodge of Williamsburg, LLC
Great Wolf Lodge of Traverse City, LLC
Great Wolf Traverse SPE, LLC
Great Lakes Services, LLC
Great Wolf Lodge of the Poconos, LLC

Certain Prohibitions Against the Payment of
Distributions, the Repayment of Debt or
the Transfer of Assets

None.

Schedule 4(s)

Legal Proceedings

None.

Schedule 4(x)

Certain Documents Subject to Future

Filing as Exhibits to 1934 Act Reports

None.

Schedule 4(hh)

Environmental Matters

None.

Exhibit A

FORM OF COMPANY COUNSEL’S OPINION

Pursuant to Section 3(b)(i) of the Preferred Securities Purchase Agreement, Bryan Cave LLP, counsel for the Company, shall deliver an opinion to the effect that:

(i) the Company and each Significant Subsidiary is validly existing as a corporation, limited liability company, limited partnership or statutory trust in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and the Significant Subsidiaries has full corporate, limited liability company, limited partnership or statutory trust power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding             shares of capital stock, equity or membership interests of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Company; the Company has corporate, limited liability company, limited partnership or statutory trust power and authority to (A) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (B) issue and perform its obligations under the Notes;

(ii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Company of the Common Securities or the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership or agreement of limited partnership of the Company;

(iii) the Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(iv) the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(v) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(vi) the Trust is not, and, following the issuance of the Common Securities and the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an “investment company” or, to such counsel’s knowledge, an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended;

(vii) assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Common Securities, the Preferred Securities and the Junior Subordinated Notes to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement and the Trust Agreement, or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(viii) the Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust and constitutes a legal, valid and binding obligation of the Company and the Trust enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and the effect of any applicable public policy against the enforcement of the indemnification provisions of the Purchase Agreement set forth in Section 8 thereof;

(ix) the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the other Operative Documents do not and will not (A) result in the creation or imposition of any lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the charter, by-laws or similar organizational documents of the Company or any Significant Subsidiary, or (y) any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which any of them or any of their respective properties may be bound or (z) any order, decree, judgment, franchise, license, permit, rule or regulation known to such counsel of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties; and

(x) except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Delaware in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Common Securities as contemplated by the Operative Documents.

In rendering such opinions, such counsel may (A) provide for customary assumptions and qualifications and (B) rely as to matters of fact, to the extent deemed appropriate, on certificates of responsible officers of the Company and public officials.

Exhibit B

FORM OF GENERAL COUNSEL OPINION

OR OFFICERS’ CERTIFICATE

Pursuant to Section 3(b)(ii) of the Preferred Securities Purchase Agreement, General Counsel for the Company shall deliver an opinion, or the [CHIEF EXECUTIVE OFFICER/PRESIDENT/EXECUTIVE VICE PRESIDENT] and the [CHIEF FINANCIAL OFFICER/TREASURER/ASSISTANT TREASURER] of the Company shall provide an Officers’ Certificate, to the effect that:

(i) all of the issued and outstanding shares of capital stock, equity or membership interests of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [COUNSEL/OFFICERS];

(ii) no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Company of the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [OPINION/CERTIFICATE]) as have been obtained;

(iii) to the knowledge of such [COUNSEL/OFFICERS], there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect; and

(iv) the execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the charter or bylaws of the Company, the charter, bylaws or similar organizational documents of the Company’s subsidiaries, the Trust Agreement or the Certificate of Trust of the Trust, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation [FOR GENERAL COUNSEL ONLY: except that I express no opinion with respect to the securities laws of the State of Delaware] of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as whole.

Exhibit C

FORM OF TAX COUNSEL OPINION

Pursuant to Section 3(c) of the Preferred Securities Purchase Agreement, Winston & Strawn LLP, special tax counsel for the Purchaser shall deliver an opinion to the effect that:

(i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

In rendering such opinions, such counsel may (A) provide for customary assumptions and qualifications, (B) state that its opinion is limited to the federal income tax laws of the United States and (C) rely as to matters of fact, to the extent deemed appropriate, on certificates of responsible officers of the Company and public officials.

Exhibit D

FORM OF DELAWARE COUNSEL TRUST OPINION

[To be provided by Potter Anderson & Corroon LLP]

Exhibit E

FORM OF PROPERTY/INDENTURE TRUSTEE COUNSEL OPINION

[To be provided by Potter Anderson & Corroon LLP]

Exhibit F

FORM OF DELAWARE TRUSTEE COUNSEL OPINION

[To be provided by Potter Anderson & Corroon LLP]

Exhibit G

FORM OF OFFICER’S FINANCIAL CERTIFICATE

The undersigned, the [CHAIRMAN/VICE CHAIRMAN/CHIEF EXECUTIVE OFFICER/PRESIDENT/ VICE PRESIDENT/CHIEF FINANCIAL OFFICER/TREASURER], hereby certifies, pursuant to Section 6(h) of the Preferred Securities Purchase Agreement, dated as of June 15, 2007, by and among Great Wolf Resorts, Inc. (the “Company”), GW Capital Trust III and Kodiak Warehouse JPM LLC, that, as of [DATE], [YEAR], the Company had the following ratios and balances:

As of [QUARTERLY/ANNUAL FINANCIAL DATE], [YEAR] Senior secured indebtedness for borrowed money (“Debt”)	$—

Senior unsecured Debt	$—
Subordinated Debt	$—
Total Debt	$—
Ratio of (x) senior secured and unsecured Debt to (y) total Debt	—%

[other financial covenant calculations]

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [DATE], [YEAR].]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for the fiscal quarter ended [DATE], [YEAR].]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [QUARTER] [YEAR] ended [DATE], [YEAR], and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within thirty (30) days of the occurrence of the same) [except as set forth below:].

Attached hereto is a current organizational chart of the Company and its subsidiaries as of the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this [DAY] of [MONTH], [YEAR].

GREAT WOLF RESORTS, INC.

By:
Name:
Title:

Great Wolf Resorts, Inc.

122 West Washington Avenue, 6th Floor

Madison, WI 53703
(608) 661-4700